FOR:	International Speedway Corporation
APPROVED BY:	Wes Harris
Senior Director, Corporate and Investor Communications
(386) 947-6465

FOR IMMEDIATE RELEASE

INTERNATIONAL SPEEDWAY INITIATES 2007 FINANCIAL GUIDANCE

      DAYTONA BEACH , Fla. – December 14, 2006 – International Speedway Corporation (NASDAQ Global Select Market: ISCA; OTC Bulletin Board: ISCB) ("ISC") today initiated financial guidance for the fiscal year ending November 30, 2007.

     "ISC will continue to execute its proven business plan to capitalize on the popularity of major motorsports entertainment in North America," said ISC President Lesa France Kennedy.  "At the industry level, NASCAR racing is poised to further broaden fan and media awareness in 2007 with several significant developments, including the return of ESPN.  For ISC, we expect continued strength in consumer and corporate demand for our premier events in 2007 and beyond.  We remain well-positioned to leverage our long-term growth strategy to further drive the popularity of major motorsports in North America while enhancing value for our shareholders."

Revenues and Earnings per Share:

     For the twelve months ending November 30, 2007, the Company anticipates total revenues to range between $755 million and $775 million.  In addition, earnings are expected to range between $3.05 and $3.15 per diluted share.

     This guidance assumes capitalized interest will be $3 million to $4 million lower for the 2007 fiscal year as compared to expected results for fiscal 2006.  The reduction in capitalized interest of between $0.04 and $0.05 per diluted share for 2007 is the result of an expected 2006 fourth quarter non-cash write-down of the value of the 676-acre parcel ISC owns in the New York City borough of Staten Island, as further described in the Company's press release dated December 4, 2006.

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ISC INITIATES FISCAL 2007 FINANCIAL GUIDANCE	PAGE 2

     The 2007 guidance does not reflect consolidation of the operating results of Raceway Associates, LLC ("Raceway Associates"), owner and operator of Chicagoland Speedway and Route 66 Raceway.  As announced on November 1, 2006, ISC has entered into a purchase agreement with Indianapolis Motor Speedway Corporation to indirectly acquire an additional 37.5 percent interest in Raceway Associates for approximately $69 million in cash.  The Company will also exercise its right to purchase the minority partners' remaining 25 percent interest in Raceway Associates pursuant to the 1999 Raceway Associates formation agreement.  The transactions are expected to be accretive to revenue and earnings for 2007 and should close by the end of the first quarter, at which time ISC will update its 2007 guidance.

Margins:
	QUARTER ENDING 02/28/07	QUARTER ENDING 05/31/07	QUARTER ENDING 08/31/07	QUARTER ENDING 11/30/07	YEAR ENDING 11/30/07
EBITDA (1)	44% - 45%	39% - 40%	35% - 36%	46% - 47%	42% - 43%
Operating	36% - 37%	30% - 31%	26% - 27%	40% - 41%	34% - 35%
(1)   EBITDA is a non-GAAP financial measure used by the Company as an important indicator of its operating margin.  It is defined as earnings before interest, taxes, depreciation and amortization.

Major Event Schedule Comparison:
	First Quarter		Second Quarter		Third Quarter		Fourth Quarter		Full Fiscal Year
Series Name	2006	2007	2006	2007	2006	2007	2006	2007	2006	2007
NASCAR NEXTEL Cup	4	4	5	5	5	5	7	7	21	21
NASCAR Busch	2	2	4	4	5	5	5	5	16	16
NASCAR Craftsman Truck	2	2	1	2	2	1	4	4	9	9
IRL IndyCar	0	0	1	2	4	3	1	1	6	6
ARCA RE/MAX	1	1	0	1	3	1	2	2	6	5
Grand Am Rolex Sports Car	1	1	2	1	3	4	0	0	6	6
AMA Superbike/Supercross	0	0	3	3	0	0	0	0	3	3
	10	10	16	18	22	19	19	19	67	66

Capital Spending:

The Company expects spending for capital projects at its existing facilities to range between $80 million and $90 million for fiscal 2007.  Spending includes: seat additions and/or enhancements at Richmond International Raceway and Michigan International Speedway; land and land improvements at various facilities for expansion of parking and other speedway uses; and a variety of other improvements and fan enhancements to ISC's facilities.

     It is important to note the above range does not include capital expenditures associated with: the Company's facility development projects; business acquisitions; the potential joint venture retail, entertainment, office and residential project near Daytona International Speedway; and other external strategic initiatives.

ISC INITIATES FISCAL 2007 FINANCIAL GUIDANCE	PAGE 3

     "We continue to make important progress on our facility development efforts in Washington and look forward to successfully moving through the state legislative process in 2007," concluded Ms. France Kennedy.  "In addition, we are excited about our partnership to host a NASCAR Busch Series event weekend next year in Montreal -- a market that boasts a rich racing heritage.  We also look forward to closing on the acquisition of Raceway Associates, as Chicagoland Speedway and Route 66 Raceway will make valuable additions to our family of premier facilities and events."

Conference Call Scheduled

     The management of ISC will host a conference call today with investors at 9:00 a.m. Eastern Time.  To participate, dial toll free 888-693-3477 five to ten minutes prior to the scheduled start time and request to be connected to the ISC guidance call, ID number 8196333.  A live Webcast will also be available at that time on the Company's Web site, www.iscmotorsports.com, under the "Investor Relations" section.

     A replay will be available one hour after the end of the call through midnight Thursday, December 28, 2006.  To access, dial (877) 519-4471 and enter the code 8196333, or visit the "Investor Relations" section of the Company's Web site.

     International Speedway Corporation is a leading promoter of motorsports activities, currently promoting more than 100 racing events annually as well as numerous other motorsports-related activities. The Company owns and/or operates 11 of the nation's major motorsports entertainment facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan International Speedway located outside Detroit; Richmond International Raceway in Virginia; California Speedway near Los Angeles; Kansas Speedway in Kansas City, Kansas; Phoenix International Raceway in Arizona; Homestead-Miami Speedway in Florida; Martinsville Speedway in Virginia; Darlington Raceway in South Carolina; and Watkins Glen International in New York.

     Other motorsports entertainment facility ownership includes an indirect 37.5 percent interest in Raceway Associates, LLC, which owns and operates Chicagoland Speedway and Route 66 Raceway near Chicago , Illinois . In addition, ISC is a limited partner with Group Motorisé International in the organization and promotion of certain events at Circuit Gilles Villeneuve in Montreal , .

     The Company also owns and operates MRN Radio, the nation's largest independent sports radio network; DAYTONA USA, the "Ultimate Motorsports Attraction" in Daytona Beach, Florida, the official attraction of NASCAR; and subsidiaries which provide catering services, food and beverage concessions, and produce and market motorsports-related merchandise under the trade name "Americrown." In addition, ISC has an indirect 50 percent interest in a business called Motorsports Authentics, which markets and distributes motorsports-related merchandise licensed by certain competitors in NASCAR racing. For more information, visit the Company's Web site at www.iscmotorsports.com.

ISC INITIATES FISCAL 2007 FINANCIAL GUIDANCE		PAGE 4

Statements made in this release that express the Company's or management's beliefs or expectations and which are not historical facts or which are applied prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained in or implied by such forward-looking statements. The Company's results could be impacted by risk factors, including, but not limited to, weather surrounding racing events, government regulations, economic conditions, consumer and corporate spending, military actions, air travel and national or local catastrophic events. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings including, but not limited to, the 10-K and subsequent 10-Qs. Copies of those filings are available from the Company and the SEC. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be needed to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by International Speedway or any other person that the events or circumstances described in such statement are material.

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